JOINT FILING AGREEMENT

Each of the undersigned acknowledges and agrees that the foregoing Amendment is filed on behalf of the undersigned and that all subsequent amendments to this Amendment shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

                  Dated as of June 30, 2006


                               SOUTH AFRICAN PRIVATE EQUITY FUND III L.P.

                               By: SAPEF III International G.P. Limited,
                                   its General Partner

                               By: /s/ Brett Childs
                                   -------------------------------
                                   Name: Brett Childs
                                   Title: Director

                               SAPEF III INTERNATIONAL G.P. LIMITED

                               By: /s/ Brett Childs
                                   -------------------------------
                                   Name: Brett Childs
                                   Title: Director

                               CAPITAL PARTNERS GROUP HOLDINGS LIMITED

                               By: /s/ Brett Childs
                                   -------------------------------
                                   Name: Brett Childs
                                   Title: Director

                               BRAIT S.A.

                                   By:  /s/ Anthony Ball
                                   -------------------------------
                                   Name: Anthony Ball
                                   Title: Director

                                    Annex A

          The name, business addresses, and present principal occupations of the directors and executive officers of each of SAPEF G.P., Brait
International Limited, Capital Partners and Brait S.A. are set forth below.

                                                 Present Principal
Name                     Business Address        Occupation or Employment     Country of Citizenship
-----------------------  ----------------------  ---------------------------  ----------------------
SAPEF G.P.:
----------
  D. Boodhoo             Suite 509-510,          Brait International Ltd      Mauritius
                         St James Court,
                         St Denis Street,
                         Port Louis, Mauritius

  B. Childs              Suite 509-510,          Brait International Ltd      British
                         St James Court,
                         St Denis Street,
                         Port Louis, Mauritius

  H. Schibli             19 Baarestrasse,        Benfid Verwaltungs AG        Switzerland
                         Zug, Switzerland

CAPITAL PARTNERS:
----------------
  B. Childs              Suite 509-510,          Brait International Ltd      British
                         St James Court,
                         St Denis Street,
                         Port Louis, Mauritius

  H. Schibli             19 Baarestrasse,        Benfid Verwaltungs AG        Switzerland
                         Zug, Switzerland

BRAIT S.A.:
----------
  M. King                9 Fricker Road,         Legal Counsel                South Africa
                         Illovo Boulevard,
                         Illovo 2196
                         South Africa

  A. Ball                9 Fricker Road,         Brait S.A.                   South Africa
                         Illovo Boulevard,
                         Illovo 2196
                         South Africa

  P. Beecroft            15 Portland Place       Apax Partners                United Kingdom
                         London W1B 1PT
                         United Kingdom

  B. Childs              Suite 509-510,          Brait International Ltd.     United Kingdom
                         St James Court,
                         St Denis Street,
                         Port Louis, Mauritius

  J. Coulter             9 Fricker Road,         Brait S.A.                   Ireland
                         Illovo Boulevard,
                         Illovo 2196
                         South Africa

  J. Bodoni              69 route d'Esch L-2953  Dexia Banque                 Luxembourg
                         Luxembourg              Internationale a
                                                 Luxembourg

  J. Gnodde              9 Fricker Road,         Brait S.A.                   South Africa
                         Illovo Boulevard,
                         Illovo 2196
                         South Africa

                                    Page 1

                                                 Present Principal
Name                     Business Address        Occupation or Employment     Country of Citizenship
-----------------------  ----------------------  ---------------------------  ----------------------
  C. Tayelor             9 Fricker Road,         Brait S.A.                   South Africa
                         Illovo Boulevard,
                         Illovo 2196
                         South Africa

  R. Koch                3 Richmond Bridge,      Author                       United Kingdom
                         Moorings Willoughby
                         Road,
                         Twickenham TW1 2QG,
                         United Kingdom

  A. Rosenzweig          9th Floor,              Active International         The Netherlands
                         1 Blue Hill Plaza,
                         Pearl River,
                         New York 10965
                         United States

  H. Troskie             6 rue Adolphe Fischer   Maitland Luxembourg          The Netherlands
                         L - 1520 Luxembourg

  S. Weber               3 rue Pletzer L-8080    Considar Europe S.A.         Luxembourg
                         Bertrange, Luxembourg

  P. Wilmot              28 The Manor Centre     Retired                      South Africa
                         Road,
                         Morningside,
                         Johannesburg
                         2057
                         South Africa

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